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                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM 8-A


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                              Information Holdings Inc.
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               (Exact name of registrant as specified in its charter)


               Delaware                                       06-1518007
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(State of incorporation or organization)                 (IRS Employer I.D. No.)



23 Old Kings Highway South, Darien, Connecticut                  06820
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(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered
          -------------------                ------------------------------

          Common Stock,                      New York Stock Exchange, Inc.
          par value $0.01 per share

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates: 333-56665

Securities to be registered pursuant to Section 12(g) of the Act:

                                        None




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Incorporated by reference to the information set forth under the caption "Description of Capital Stock" in Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-56665) filed pursuant to the Securities Act and in the related prospectus to be filed pursuant to Rule 424(b) under the Securities Act.

ITEM 2.  EXHIBITS.

     Not applicable.

























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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: August 4, 1998

                                        INFORMATION HOLDINGS INC.



                                        By:  /s/ Mason P. Slaine
                                           ----------------------------
                                           Mason P. Slaine
                                           President and Chief Executive
                                           Officer
















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